UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2012

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

In advance of the 2012 annual shareholders meeting of The GEO Group, Inc. (“GEO”), the Compensation Committee of the Board of Directors of GEO has unanimously agreed to undertake as follows with respect to certain executive compensation matters within the 90-day period following the date of the filing of this Form 8-K (unless otherwise specified below):

•

the Compensation Committee will engage a compensation consultant to perform a benchmarking analysis evaluating GEO’s named executive officers’ compensation relative to that of its peer companies (which peer companies will be determined by the compensation consultant and approved by the Compensation Committee);

•

the Compensation Committee will provide that future performance-based equity grants under GEO equity incentive plans will be subject to multiple annual performance metrics. Such annual metrics for performance-based awards will include, but not be limited to, earnings-per-share performance and/or return on invested capital results (with the vesting of such awards weighted at least 50% towards earnings-per-share performance). Such metrics will not include revenue for future performance-based awards;

•	the Compensation Committee will provide that GEO will not:

•

enter into any new or amended executive employment or compensation agreements with any executive officer which include any excise or other tax gross-up provisions with respect to any payments due by GEO to such executive officer under such executive employment or compensation agreements; and

•

enter into any new or amended executive employment or compensation agreements with any executive officer which include any severance provisions that would require a severance payment by GEO to an executive officer (1) exceeding 3.0x (three times) the amount of such officer’s combined base and bonus compensation for GEO’s last completed fiscal year, or (2) in the event of a change in control of GEO (unless such change in control is reasonably preceded or followed by the termination without cause of such executive officer). The foregoing clause (2) will effectively prevent any “single trigger” change in control payments from being included in any new or amended executive employment or compensation agreements with any executive officer;

•

the Compensation Committee will undertake a review of GEO’s executive compensation agreements and arrangements with all of GEO’s named executive officers during the one-year period following the date of the filing of this Form 8-K;

•

the Compensation Committee will amend its charter to provide that the compensation of the Chief Executive Officer (“CEO”) must be recommended by the Chairman of the Compensation Committee, and that the CEO will not recommend the CEO’s compensation to the Chairman of the Compensation Committee; and

•

the Compensation Committee will adopt a bonus clawback policy providing that any bonus awarded by GEO to an executive officer (including a named executive officer) under any GEO incentive compensation plan may be recouped by GEO in the event of material fraud or misconduct by the recipient of such bonus.

Notwithstanding the foregoing, the Compensation Committee will provide that GEO may take actions contrary to the actions set forth above (1) upon the unanimous agreement of the members of the Compensation Committee, and/or (2) in connection with arrangements that may be assumed by GEO in connection with the acquisition of an entity or assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

May 3, 2012	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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